Exhibit 99.2

Consolidated
Condensed Segment
Reporting with Adjustments as Indicated

(in thousands)	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	4/3/2005	7/3/2005	10/2/2005	1/1/2006	4/2/2006
Net Sales
Modular Carpet (as reported)	$153,527	$163,681	$157,962	$171,043	$165,883
Bentley Prince Street (as reported)	28,062	29,468	32,104	35,533	29,100
Fabrics Group (as adjusted)	31,633	33,650	34,513	36,052	35,209
Specialty Products (as reported)	4,644	3,851	3,963	3,066	3,151
Total (as adjusted)	$217,866	$230,650	$228,542	$245,694	$233,343

Depreciation and Amortization
Modular Carpet (as reported)	$3,305	$3,742	$3,104	$3,493	$3,273
Bentley Prince Street (as reported)	396	411	403	498	308
Fabrics Group (as adjusted)	2,618	2,467	2,058	2,653	2,402
Specialty Products (as reported)	39	39	17	16	18
Corporate Expenses and Eliminations (as reported)	1,371	1,205	1,210	1,198	1,908
Total (as adjusted)	$7,729	$7,864	$6,792	$7,858	$7,909

Operating Income (loss)
Modular Carpet (as reported)	$16,495	$21,379	$18,059	$21,418	$20,675
Bentley Prince Street (as reported)	475	493	849	1,677	513
Fabrics Group (as adjusted)	(127)	(180)	985	496	(3,802)
Specialty Products (as reported)	214	215	188	34	43
Corporate Expenses and Eliminations (as reported)	(979)	(1,012)	(500)	(1,289)	(1,145)
Total (as adjusted)	$16,078	$20,895	$19,581	$22,336	$16,284

Reconciliation of Non-GAAP financial statement measures
Net Sales
Fabrics Group (as reported)	$48,462	$49,545	$49,869	$50,967	$52,500
European Fabrics Business	16,829	15,895	15,356	14,915	17,291
Fabrics Group (as adjusted)	$31,633	$33,650	$34,513	$36,052	$35,209

Depreciation and Amortization
Fabrics Group (as reported)	$2,996	$2,690	$2,363	$2,958	$2,730
European Fabrics Business	378	223	305	305	328
Fabrics Group (as adjusted)	$2,618	$2,467	$2,058	$2,653	$2,402

Operating Income (loss)
Fabrics Group (as reported)	$965	$148	$1,916	$1,256	$(23,378)
European Fabrics Business	1,092	328	931	760	(19,576)
Fabrics Group (as adjusted)	$(127)	$(180)	$985	$496	$(3,802)